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                                                                    Exhibit (j)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 22, 2007, relating to the financial statements and financial highlights which appear in the March 31, 2007 Annual Reports to Shareholders of the iShares S&P Series, iShares Russell Series and the iShares NASDAQ Biotechnology Index Fund, and our reports dated June 22, 2007, relating to the financial statements and financial highlights which appear in the April 30, 2007 Annual Reports to Shareholders of the iShares Dow Jones Series, the iShares KLD Index Funds, the iShares Morningstar Series, and the iShares Cohen & Steers Realty Majors Index Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
San Francisco, California
July 26, 2007